Exhibit 23.2

BNSF RAILWAY COMPANY NON-SALARIED

EMPLOYEES 401(k) RETIREMENT PLAN

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-63249) of Burlington Northern Santa Fe Corporation of our report dated June 28, 2005 relating to the financial statements of the BNSF Railway Company Non-Salaried Employees 401(k) Retirement Plan (formerly known as The Burlington Northern and Santa Fe Railway Company Non-Salaried Employees 401(k) Retirement Plan), which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas

June 28, 2006